EXHIBIT 99.2

Ashland Inc.

Offer to Exchange up to $600,000,000 3.000% Senior Notes due 2016 for a Like Principal Amount of 3.000% Senior Notes due 2016 which have been registered under the Securities Act of 1933 (the “2016 Notes Exchange Offer”);

Offer to Exchange up to $700,000,000 3.875% Senior Notes due 2018 for a Like Principal Amount of 3.875% Senior Notes due 2018 which have been registered under the Securities Act of 1933 (the “2018 Notes Exchange Offer”);

Offer to Exchange up to $1,125,000,000 4.750% Senior Notes due 2022 for a Like Principal Amount of 4.750% Senior Notes due 2022 which have been registered under the Securities Act of 1933 (the “2022 Notes Exchange Offer”); and

Offer to Exchange up to $375,000,000 6.875% Senior Notes due 2043 for a Like Principal Amount of 6.875% Senior Notes due 2043 which have been registered under the Securities Act of 1933 (the “2043 Notes Exchange Offer” and, together with the 2016 Notes Exchange Offer, the 2018 Notes Exchange Offer and the 2022 Notes Exchange Offer, the “exchange offers” and each an “exchange offer”).

Pursuant to the Prospectus, dated                 , 2013

To Our Clients:

Enclosed for your consideration is a prospectus, dated                 , 2013 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer of Ashland Inc., a Kentucky corporation (the “Company”), to exchange $600,000,000 aggregate principal amount of its outstanding, unregistered 3.000% Senior Notes due 2016 (the “Original 2016 Notes”) for an equivalent amount of registered 3.000% Senior Notes due 2016 (the “Exchange 2016 Notes”), $700,000,000 aggregate principal amount of its outstanding, unregistered 3.875% Senior Notes due 2018 (the “Original 2018 Notes”) for an equivalent amount of registered 3.875% Senior Notes due 2018 (the “Exchange 2018 Notes”), $1,125,000,000 aggregate principal amount of its outstanding, unregistered 4.750% Senior Notes due 2022 (the “Original 2022 Notes”) for an equivalent amount of registered 4.750% Senior Notes due 2022 (the “Exchange 2022 Notes”) and $375,000,000 aggregate principal amount of its outstanding, unregistered 6.875% Senior Notes due 2043 (the “Original 2043 Notes” and, together with the Original 2016 Notes, the Original 2018 Notes and the Original 2022 Notes, the “Original Notes” and each an “Original Note”) for an equivalent amount of registered 6.875% Senior Notes due 2043 (the “Exchange 2043 Notes” and, together with the Exchange 2016 Notes, the Exchange 2018 Notes and the Exchange 2022 Notes, the “Exchange Notes” and each an “Exchange Note”), each upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Original Notes and the Exchange Notes are sometimes referred to in this letter together as the “Notes.” Capitalized terms not defined herein shall have the meaning ascribed to them in the Prospectus.

The exchange offers are intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of August 7, 2012, between Ashland Inc. and Citigroup Global Markets Inc., as representative of the several Initial Purchasers, and in the Registration Rights Agreement dated as of February 26, 2013, between Ashland Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers, each relating to the Original 2022 Notes, the Registration Rights Agreement dated as of February 26, 2013, between Ashland Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers, relating to the Original 2016 Notes, the Original 2018 Notes and the Original 2043 Notes, and the Registration Rights Agreement dated as of March 14, 2013, between Ashland Inc. and Citigroup Global Markets Inc., relating to the Original 2043 Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933 and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes.

This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the exchange offers. The exchange offers will expire at 5:00 p.m., New York City time, on                     , 2013, subject to the Company’s right to extend the expiration date for any exchange offer (such date and time, the “Expiration Date”). Any Original Notes tendered pursuant to the exchange offers may be withdrawn any time prior to the Expiration Date.

Your attention is directed to the following:

1.	The exchange offers are for any and all Original Notes.

2.	The exchange offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3.	The exchange offers expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the exchange offers made by the Company with respect to the Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Original 2016 Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Original 2016 Notes held by you for the account of the undersigned as indicated below: Aggregate Principal Amount of Original 2016 Notes
3.000% Senior Notes due 2016 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐ Please do not tender any Original 2016 Notes held by you for the account of the undersigned.

Please tender the Original 2018 Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Original 2018 Notes held by you for the account of the undersigned as indicated below: Aggregate Principal Amount of Original 2018 Notes
3.875% Senior Notes due 2018 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐ Please do not tender any Original 2018 Notes held by you for the account of the undersigned.

Please tender the Original 2022 Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Original 2022 Notes held by you for the account of the undersigned as indicated below: Aggregate Principal Amount of Original 2022 Notes
4.750% Senior Notes due 2022 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐ Please do not tender any Original 2022 Notes held by you for the account of the undersigned.

Please tender the Original 2043 Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Original 2043 Notes held by you for the account of the undersigned as indicated below: Aggregate Principal Amount of Original 2043 Notes
6.875% Senior Notes due 2043 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐ Please do not tender any Original 2043 Notes held by you for the account of the undersigned.

PLEASE SIGN HERE

X:
(Signature)	(Date)

(Type or Print Name)

(Address)

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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